MARCH 2020 INVESTOR PRESENTATION Financial Data as of: First Quarter 2023 NASDAQ: FGBI www.fgb.net

2 CERTAIN IMPORTANT INFORMATION CAUTION REGARDING FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. (“First Guaranty,” the “Company” or “FGBI”). These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, changes in general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to consummate the acquisition of Lone Star Bank (“Lone Star”) and to realize the expected benefits of the acquisition; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own, which could cause our actual results and experience to differ from the anticipated results and expectations, expressed in such forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. NON-GAAP FINANCIAL MEASURES Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables under the section titled “Non-GAAP Reconciliations.” The Company uses non-GAAP financial measures to analyze its performance. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

3 CERTAIN IMPORTANT INFORMATION IMPORTANT INFORMATION AND WHERE TO FIND IT This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by First Guaranty of Lone Star. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Transaction, First Guaranty has filed with the SEC a Registration Statement on Form S-4, as amended, that includes a proxy statement of Lone Star and a prospectus of First Guaranty (as may be further amended or supplemented from time to time, the “Proxy Statement/Prospectus”), and First Guaranty may file with the SEC other relevant documents concerning the proposed Transaction. The definitive Proxy Statement/Prospectus will be mailed to shareholders of Lone Star. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY FIRST GUARANTY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST GUARANTY, FGB, LONE STAR AND THE PROPOSED TRANSACTION. Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about First Guaranty, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed by First Guaranty. You will also be able to obtain these documents, when they are filed, free of charge, from First Guaranty at www.fgb.net under the heading “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, when it becomes available, free of charge, by directing a request to First Guaranty Bancshares, Inc., 400 East Thomas Street, Hammond, Louisiana 70401, Attn: Investor Relations, (985) 375-0343. PARTICIPANTS IN THE SOLICIATION This presentation is not a solicitation of a proxy from any security holder of Lone Star. However, Lone Star and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lone Star in respect of the proposed Transaction. Information about Lone Star’s directors and executive officers will be contained in the Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

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FINANCIAL HIGHLIGHTS

2023 HIGHLIGHTS

- Total assets increased YoY by 11.3% to $3.2 billion
- Total loans increased YoY by 15.4% to $2.6 billion
- QTD net income of $3.5 million
- QTD earnings per common share of $0.27
- Return on average assets of 0.45% for 1Q 2023
- Return on average common equity of 5.80% for 1Q 2023
- Allowance for credit losses totaled $31.6 million
- CECL adopted January 2023. $10MM pre-tax adjustment. $7.1 million ACL. $2.9MM other liabilities
- Allowance for credit losses represented 1.23% of gross loans
- Strong liquidity resources. On and off-balance sheet
- FHLB net capacity was $315 million. FRB Discount capacity of $188 million. First Guaranty did not use the Federal Reserve Bank Term Loan Funding Program at 3/31/2023

	For the Years Ended			
In $000s except for per share data	12/31/2020	12/31/2021	12/31/2022	1Q2023
BALANCE SHEET				
Total Assets	$2,473,078	$2,878,120	$3,151,347	$3,237,796
Total Gross Loans	$1,844,135	$2,159,359	$2,519,077	$2,574,242
Total Deposits	$2,166,318	$2,596,492	$2,723,792	$2,862,588
Loans/Deposits	85.13%	83.16%	92.48%	89.93%
CAPITAL				
Common Equity	$178,591	$190,831	$201,933	$195,618
Preferred Equity	$0	$33,058	$33,058	$33,058
Total Equity/Assets	7.22%	7.78%	7.46%	7.06%
Tang. Common Equity/Tang. Assets[1]	6.51%	6.04%	5.89%	5.54%
PROFITABILITY MEASURES				
Net Interest Margin	3.35%	3.44%	3.47%	2.99%
Net Interest Income/Average Assets	3.18%	3.31%	3.35%	2.89% *
Non Interest Expense/Average Assets	2.47%	2.36%	2.38%	2.61% *
Efficiency Ratio	58.95%	63.63%	63.94%	80.65%
Cost of funds	1.48%	1.11%	1.66%	3.24%
ROACE	11.36%	14.06%	13.64%	5.80%
Earnings Per Common Share	$ 1.90	$ 2.42	$ 2.48	$ 0.27
Net Income	$20,318	$27,297	$28,884	$3,468
ASSET QUALITY				
NPAs/Total Assets	1.25%	0.70%	0.47%	0.76%
Reserves/Total Loans	1.33%	1.11%	0.93%	1.23%

*Annualized

[1]Non-GAAP measure. See "Certain Important Information – Non-GAAP Financial Measures" on slide 2

Source: Company documents

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LOAN PORTFOLIO

LOAN PORTFOLIO COMPOSITION 3/31/23


Non-Farm Non-Residential 39.8%
Residential Real Estate 19.6%
Commercial Leases 11.7%
Commercial & Industrial 13.3%
C&D 11.2%
Consumer & Other 1.9%
Agriculture & Farm 2.5%

Loan Portfolio Detail

($000s)	2020Y	2021Y	2022Y	1Q2023
Commercial & Industrial	$ 353,028	$ 398,391	$ 385,279	$344,332
Non-Farm Non-Residential	824,137	886,407	992,929	1,027,199
Residential Real Estate	317,168	354,195	486,115	506,604
Commercial Leases	104,141	246,022	317,574	302,450
Consumer & Other	44,642	48,142	47,864	49,157
Agriculture & Farm	55,215	58,557	63,868	63,416
C&D	150,841	174,334	233,091	289,486
Total Gross Loans	**$ 1,849,172**	**$ 2,166,048**	**$ 2,526,720**	**$ 2,582,644**
LESS: Unearned Income	5,037	6,689	7,643	8,402
Total Loans	**$ 1,844,135**	**$ 2,159,359**	**$ 2,519,077**	**$ 2,574,242**

Source: Company documents, as March 31, 2023

HIGHLIGHTS

- Loan growth of 15.4% YOY
- 36.1% growth in loan interest income YOY
- Loan yield of 6.12% YTD 2023
- Commercial leases represent 11.7% of the loan portfolio, providing higher yields and shorter average lives than real estate secured loans
- Oil & Gas related loans made up approximately 3.7% funded and 1.7% unfunded of the total loan portfolio as of March 31, 2023
- Hotel loans totaled $183.0 million, or 7.1% of the total loan portfolio as of March 31, 2023
    - All hotels flagged by major brands
- Office Space loans totaled approximately $61.4 million, or 2.4% of the total loan portfolio as of March 31, 2023

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7 119.95% 158.68% 128.16% 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 140.00% 160.00% 180.00% 200.00% 2021 2022 2023 CONSERVATIVE CREDIT CULTURE Source: Company documents, as of and for the three months ended March 31, 2023 ACL/NONPERFORMING ASSETS HISTORICAL ASSET QUALITY 0.70% 0.47% 0.76% 0.13% 0.18% 0.08% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2021 2022 2023 NPAs/Total Assets NCOs/Average Loans (dollars in thousands) 12/31/2021 12/31/2022 3/31/2023 NONACCRUAL LOANS $16,715 $13,566 $15,669 90 DAY LOANS AND GREATER BUT STILL ACCRUING $1,245 $1,142 $8,075 OREO $2,072 $113 $887 NONPERFORMING ASSETS $20,032 $14,821 $24,631 NPAs / TOTAL ASSETS 0.70% 0.47% 0.76% NONACCRUAL LOANS / TOTAL ASSETS 0.58% 0.43% 0.48% ACL / TOTAL LOANS 1.11% 0.93% 1.23% TEXAS RATIO 6.63% 4.48% 7.11% NPAs/TOTAL ASSETS & NCOs/AVG LOANS

8 Demand ‐ Noninterest 18.1% Demand ‐ Interest53.5% Savings 7.2% Time Deposits 21.2% HIGHLIGHTS  Total YTD deposit growth of 5.10%. Total YOY deposit growth of 9.10%  Growth in Consumer, Business and Public Fund categories • YTD growth in all markets. LA +3.9%, TX+10.9%, Mideast +257%  New Markets opened • Vanceburg, KY Branch opened 1/18/23 • Bridgeport, WV Branch expected by mid-2023 • Mideast market deposits total $25.5 million with 475 deposit accounts  Long history of ICS / CDARS expertise. $637 million at 3/31/23  Uninsured deposits excluding collateralized public funds estimated at approximately $355 million  Strong CD demand. QTD CD growth of $73 million  Approximately $178 million in 5-year CDs mature by end of 2024. Avg rate of 3.67% DEPOSIT PORTFOLIO Source: Company documents, as of and for the three months ended March 31, 2023 3/31/2023 DEPOSIT MIX ($000) 2020 2021 2022 1Q2023 Demand ‐ Noninterest Bearing $411,416 $532,578 $524,415 $519,028 Demand ‐ Interest Bearing 860,394 1,275,544 1,460,259 1,531,321 Savings 168,879 201,699 205,760 206,008 Time Deposits 725,629 586,671 533,358 606,231 Total Deposits $2,166,318 $2,596,492 $2,723,792 $2,862,588 Weighted Average Rate 1.1% 0.8% 1.2% 2.5% Deposit Composition

BIGGER | STRONGER | MORE PROFITABLE FIRST GUARANTY BANCSHARES, INC.